Exhibit 10.10

Option No.:

ARCA DISCOVERY, INC.

2004 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

ARCA Discovery, Inc., a Delaware corporation (the “Company”), hereby grants an option to purchase shares of its common stock, $0.001 par value, (the “Stock”) to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company’s 2004 Stock Incentive Plan (the “Plan”).

Grant Date:                     , 200

Name of Optionee:

Optionee’s Social Security Number:             -            -

Number of Shares Covered by Option:

Option Price per Share: $            .

Vesting Start Date:                     , 20

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Optionee:
(Signature)

Company:	By:
(Signature)
Title:

Attachment

This is not a stock certificate or a negotiable instrument

ARCA DISCOVERY, INC.

2004 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Nonqualified Stock Option	This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

Vesting

This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than one hundred (100) shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

Your right to purchase shares of Stock under this option vests as to the total number of shares covered by this option, as shown on the cover sheet (the “Option Shares”), on the one-year anniversary of the Vesting Start Date (“Anniversary Date”), provided you then continue in Service.

No shares of Stock will vest after your Service has terminated for any reason.

Term	Your option will expire in any event at the close of business at Company headquarters on the day before the tenth (10th) anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your Service terminates, as described below.

Regular Termination	If your Service terminates for any reason, other than death, Disability or Cause, then your option will expire at the close of business at Company headquarters on the ninetieth (90th)day after your termination date.

Termination for Cause	If your Service is terminated for Cause, then you shall immediately forfeit all rights to your option and the option shall immediately expire.

Death

If your Service terminates because of your death, then your option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. During that twelve (12)-month period, your estate or heirs may exercise the vested portion of your option.

In addition, if you die during the ninety (90)-day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability or Cause), and a vested portion of your option has not yet been exercised, then your option will instead expire on the date twelve (12) months after your termination date. In such a case, during the period following your death up to the date twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of your option.

Disability	If your Service terminates because of your Disability, then your option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date.

Leaves of Absence

For purposes of this option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating ninety (90) days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase (in a parcel of at least one hundred (100) shares generally). Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

•   Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

•   Shares of Stock which have already been owned by you for more than six (6) months and that are owned free of any liens, claims, encumbrances or securities interests and which are surrendered to the Company; provided, that such tender would not violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. The value of the shares, as determined in good faith by the Company’s Board of Directors as of the effective date of the option exercise, will be applied to the option price.

•   To the extent a public market for the Stock exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes.

Withholding Taxes	You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Stock acquired under this option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Transfer of Option

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your option in any other way.

Market Stand-off Agreement	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length) provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during such period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to your shares of Common Stock until the end of such period.

Investment Representation	If the sale of Stock under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Stock being acquired upon exercise of this option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act of 1933, as amended, or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

The Company’s Right of First Refusal

In the event that you propose to sell, pledge or otherwise transfer to a third party any Stock acquired under this Agreement, or any interest in such Stock, the Company shall have the “Right of First Refusal” with respect to all (and not less than all) of such shares of Stock. If you desire to transfer Stock acquired under this Agreement, you must give a written notice (a “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the shares. The Company shall have the right to purchase all, and not less than all, of the shares of Stock on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company.

If the Company fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Stock on the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Stock was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Stock with lawful money equal to the present value of the consideration described in the Transfer Notice.

In the case of any purchase of Stock under this Right of First Refusal, at the option of the Company, the Company may pay you the purchase price in three or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the sixtieth (60th) day after the purchase.

The Company’s rights under this subsection shall be freely assignable, in whole or in part, shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the shares of Stock.

The Company’s Right of First Refusal shall terminate in the event that the

Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market.

Right to Repurchase

Following termination of your Service for any reason, the Company shall have the right to purchase all of those shares of Stock that you have or will acquire under this option. If the Company exercises its right to purchase the shares, the Company will notify you of its intention to purchase such shares, and will consummate the purchase within one year (or 90 days to the extent required by applicable law) of your termination of Service or, in the case of Stock acquired after your termination of Service, within one year (or 90 days to the extent required by applicable law) of the date of exercise.

The purchase price shall be the Fair Market Value of the shares on the date of your termination of Service if the Company exercises its right to purchase such shares within 90 days of your termination of Service or exercises its right within 90 days of the date of your exercise of the option following termination of Service; otherwise the purchase price shall be the Fair Market Value of the shares on the date the Company gives you notice of its intent to exercise its right to purchase the shares; provided, however, that if your Service is terminated for Cause, the purchase price shall be the exercise price paid by you for such shares of Stock.

The Company’s rights of repurchase shall terminate in the event that the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market.

Retention Rights	Neither your option nor this Agreement give you the right to be retained by the Company (or any Parent, Subsidiaries or Affiliates) in any capacity. The Company (and any Parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights	You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your option’s shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this option and the option price per share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates representing the Stock issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE

SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION’S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

Other Agreements	You agree, as a condition of the grant of this option, that in connection with the exercise of the option, you will execute such document(s) as necessary to become a party to any shareholder agreement or voting trust as the Company may require.

Certain Dispositions	If you sell or otherwise dispose of Stock acquired pursuant to the exercise of this option following termination of the Company’s Right of First Refusal and sooner than the one year anniversary of the date you acquired the Stock, then you agree to notify the Company in writing of the date of sale or disposition, the number of shares of Stock sold or disposed of and the sale price per share within thirty (30) days of such sale or disposition.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.